SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 12, 2004, BioMarin Pharmaceutical Inc. (the “Registrant”) issued a press release regarding the resignation on August 12, 2004 of Fredric D. Price as Chairman and Chief Executive Officer of the Registrant and the appointments on August 12, 2004 of Pierre Lapalme as Chairman, Louis Drapeau as acting Chief Executive Officer and Jeffrey Cooper as acting Chief Financial Officer of the Registrant. The Registrant’s press release issued on August 12, 2004 is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit 99.1 Press Release of the Registrant dated August 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 12, 2004	By:	/s/ LOUIS DRAPEAU
Louis Drapeau Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Registrant dated August 12, 2004.